Exhibit 99.5

Christine Gordon

Henning Advisors Ltd.

P.O. Box 146

Trident Chambers

Road Town, Tortola

British Virgin Islands

July 7, 2006

Daniel C. Montano	Grant Gordon
2877 Paradise Road, Unit 901	44 Guthrie Court
Las Vegas, NV 89109	Gleneagles
Perthshire PH3 1SD
Thomas Stegmann, M.D.	Scotland, UK
Spiegel-Str. 10
36100 Petersberg, Germany	Joong-Ki Baik
Sampoong, Apt. 6-201
Wolfgang Priemer	Seo Cho 4 Dong
15 Gaus Street	Seo-Cho Ku
32257 Bunde, Germany	Seoul 137-779, Korea

Alexander G. Montano 2210 Timberwood Lane

Irvine, CA 92620

Re: Opt Out Notification

Dear Stockholders:

I, Christine Gordon, on behalf of Henning Advisors Ltd., hereby opt out entirely of the Controlling Stockholders Agreement and Amendment No. 1 to Controlling Stockholders Agreement, as authorized under section 4, titled “Ability to Opt Out,” of the Controlling Stockholders Agreement. This notice is to be effective as of the date first set forth above.

Sincerely,

/s/ Christine Gordon
Christine Gordon
Director
Henning Advisors Ltd.

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